Exhibit 99.2

                                CERTIFICATION OF
                          CONTROLLER OF CYTOMEDIX, INC.
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to 18 U.S.C. ss.1350 and in connection with the quarterly report of Cytomedix, Inc. (the "Company") for the quarter ended March 31, 2003, I, Lance Jones, Controller of the Company, hereby certify that to the best of my knowledge and belief:

      1. The Company's 10-QSB for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Company's 10-QSB for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Lance Jones
Lance Jones

Date: May 15, 2003

A signed original of this written statement required by Section 906 has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.